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PROXY                        FALL RIVER GAS COMPANY                        PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 10, 1998

    The undersigned, having received the Notice of the Annual Meeting of Stockholders and Proxy Statement of Fall River Gas Company (the "Company"), dated December 19, 1997, hereby appoints Cindy L. J. Audette, Bradford J. Faxon, Raymond H. Faxon and Donald R. Patnode, and any of them, as proxy or proxies of the undersigned, to vote the shares of the common stock of the Company owned by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company in Fall River, Massachusetts on Tuesday, February 10, 1998, at 10:30 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation. The following purposes for which this proxy may be exercised are set forth in the Notice of the Annual Meeting of Stockholders and are more fully set forth in the Proxy Statement.

1.         FOR / /  AGAINST / /  ABSTAIN / /  The proposal to fix the number of Directors at nine and the election as Class A
           Directors the nominees of Thomas K. Barry, Thomas H. Bilodeau and Gilbert C. Oliveira, Jr., except as written in the space below.
           ---------------------------------------------------------------------------------------------------------------------
           WITHHOLD AUTHORITY TO VOTE ON / /  The election of all nominees listed above, as a group.
2.         FOR / /  AGAINST / /  ABSTAIN / /  The designation of Arthur Andersen LLP, Certified Public Accountants, as auditors for the Company for the fiscal year ending September 30, 1998.
3.         FOR / /  AGAINST / /  ABSTAIN / /  The proposal to increase the Company's authorized Common Stock, $0.83 1/3 par value, by 750,000 shares.
4.         To act upon such other matters as may come before the meeting.

    The undersigned ratifies and confirms all that said proxy(ies) may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have and may exercise all of the powers of proxies hereunder, or if only one be present and acting, then that one shall have and may exercise all of said powers.

                                                                          (Over)
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    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
SPECIFICATIONS MADE ABOVE IN REGARD TO THE PROPOSALS NUMBERED 1, 2 AND 3 IN THE ABSENCE OF A SPECIFICATION, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN AND FOR THE PROPOSALS NUMBERED 2 AND 3.

                                              Dated:                       , 199
                                              ___________________________ (L.S.)
                                              ___________________________ (L.S.)

                                              Stockholders should sign here
                                              exactly as the name or names are
                                              printed. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title as such. Joint owners should
                                              each sign personally.

                                   IMPORTANT

         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.